EXHIBIT 10.8

LIMITED GUARANTY

THIS LIMITED GUARANTY (“Guaranty”) is made as of December 19, 2008, by GREGORY A. FOWLER, Trustee of the Gregory A. Fowler Living Trust (“Guarantor”) in favor of MIREF GOVERNOR FINANCE, LLC, a Delaware limited liability company (“Lender”).

R E C I T A L S

WHEREAS, Lender has agreed to loan to FPA GOVERNOR PARK ASSOCIATES, LLC, a Delaware limited liability company (“Borrower”) the principal sum not to exceed Eleven Million Four Hundred Forty Thousand Dollars ($11,440,000) (the “Loan”);

WHEREAS, the Loan shall be evidenced by a promissory note (“Note”) of Borrower payable to the order of Lender in the maximum principal amount of the Loan and shall be secured by a deed of trust and absolute assignment of rents and leases and security agreement (and fixture filing) (“Deed of Trust”) on the real property and improvements described in the Deed of Trust (which real property and improvements are collectively referred to herein as the “Property”);

WHEREAS, the Loan Documents (as defined and described in the Note) include the Note, the Deed of Trust, and such other documents described in the Note as “Loan Documents” (and all capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Documents);

WHEREAS, the Borrower is an affiliate of Guarantor and as a result shall directly benefit from the making of the Loan by Lender to Borrower; and

WHEREAS, Lender is unwilling to make the Loan unless this Guaranty is executed by Guarantor and delivered to Lender.

NOW, THEREFORE, to induce Lender to enter into the Loan Documents and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1. LIMITED GUARANTY. Guarantor hereby unconditionally, absolutely, and irrevocably guarantees and promises to pay to Lender, on demand, in lawful money of the United States of America, in immediately available funds, all sums for which Borrower is now or hereafter liable to Lender arising out of, incurred because of or related to the occurrence of any of the following: (i) physical waste to or of the Property or the Collateral, (ii) gross negligence, fraud, material misrepresentation or intentional misconduct by Borrower; (iii) failure to apply casualty insurance proceeds to the restoration of the Property or the Collateral, or failure to apply insurance proceeds or maintain insurance in accordance with the terms of the Loan Documents; (iv) failure to apply tenant security deposits or condemnation proceeds in accordance with the terms of the Loan Documents; (v) failure after Lender has declared a monetary event of default to pay to Lender all rents, income and profits of and from the Property and the Collateral, net of reasonable and customary operating expenses; (vi) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications agreed to in the Hazardous Materials Indemnity; (vii) destruction or removal of fixtures or personal property securing the Loan from the Property, unless replaced by items of equal value; (viii) breaches of representations or covenants contained in the Loan Documents relating to compliance with terrorism or money laundering laws, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and Public Law 107-56, known as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”); (ix) willful or grossly negligent violation of applicable law, (x) failure to pay property taxes, assessments or charges which may create liens senior to the lien of the Deed of Trust on all or any portion of the Property or Collateral; and (xi) failure of Borrower to pay all amounts payable under the Note in full, together with reasonable attorney’s fees, if (A) Borrower transfers or encumbers the Property or Collateral or any portion thereof in contravention of the Loan Documents, (B) Borrower files a voluntary petition under Chapter 11 of the Bankruptcy Code, or an involuntary bankruptcy or insolvency proceeding is commenced against Borrower and not dismissed within ninety (90) days of filing, (C) Borrower, Guarantor or an affiliate thereof challenges the enforceability of the Loan Documents or (D) Borrower violates in any material respect the requirements set forth in Section 5.3 of the Deed of Trust (collectively, the “Guaranteed Obligations”).

2. REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the rate of interest applicable to the principal balance of the Note.

3. RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents (other than Section 8.2 of the Note); (b) declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence of a Default (as defined in the Note) under the Loan Documents; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise modify, amend, supplement or replace from time to time the terms of any of the Loan Documents, except for (i) increases in the principal amount of the Note or changes in the terms and conditions by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date of the Note where no Default has occurred under the Loan Documents or (iii) Section 8.2 of the Note; (e) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; and (i) assign this Guaranty in whole or in part but only in connection with an assignment to the same party of the Loan Documents.

4. GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) all rights and defenses arising out of an election of remedies made by Lender, regardless of whether that election of remedies (such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation) has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) presentment, demand, protest and notice of any kind; (j) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof and (k) any rights under California Code of Civil Procedure Sections 580a and 726(b), which provide, among other things, that (i) a creditor must file a complaint for deficiency within three (3) months of a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; (ii) a fair market value hearing must be held; and (iii) the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security. In addition, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things: (l) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (m) if Lender forecloses on any real property collateral pledged by Borrower, then (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the fore-closure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor also waives, to the extent permitted by law, any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, or any of such sections. Finally, Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5. GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and, as of the date hereof, no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business if such action would have a material adverse affect on the ability of Guarantor to perform its obligations under this Guaranty; and (f) Guarantor shall, not later than thirty (30) days from written request from Lender, provide Lender with copies of the publicly filed SEC filings of such Guarantor.

6. SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor agrees that as long as this Guaranty is in effect, Guarantor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including, without limitation, any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it shall not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender’s rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

7. BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guarantied hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, and (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

8. DISCLOSURE OF INFORMATION; PARTICIPATIONS. Guarantor agrees that Lender may elect, at any time, to sell, assign, participate or securitize all or any portion of Lender’s rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities marketplace, at Lender’s sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Guarantor, the Borrower, any partner of Borrower, any constituent partner of Borrower, any guarantor and any nonborrower trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment, participation, or securitization, Lender and parties to the same shall share in the rights and obligations of Lender set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation, or securitization, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon request by Lender, Guarantor shall, within fifteen (15) days after request by Lender, (x) deliver to Lender and any other party designated by Lender an estoppel certificate verifying for the benefit of Lender and any other party designated by Lender the status and the terms and provisions of this Guaranty in form and substance acceptable to Lender, and (y) at Lender’s cost, enter into such amendments or modifications to this Guaranty as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Guarantor’s rights or increasing Guarantor’s obligations hereunder. The indemnity obligations of Guarantor under this Guaranty shall also apply with respect to any purchaser, assignee or participant.

9. ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This is a guaranty of payment and not of collection and the obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the Deed of Trust and the other Loan Documents. Guarantor agrees that nothing contained in this Guaranty shall prevent Lender from suing to collect on the Note or from exercising concurrently or successively any rights available to it at law and/or in equity or under any of the Loan Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

10. ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand all reasonable attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

11. RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Deed of Trust.

12. CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual not more than once per year.

13. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by Federal laws. Guarantor and all persons and entities in any manner obligated to Lender under this Guaranty consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal law.

14. MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

15. SURVIVAL. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Deed of Trust or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof.

16. ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

17. AUTHORITY. Guarantor represents and warrants to Lender that no consent of any other Person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

18. MINIMUM NET WORTH REQUIREMENT. Guarantor shall maintain a net worth (as reflected on Guarantor’s financial statements) at all times of at least $50,000,000 (the “Minimum Net Worth Requirement”).

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GUARANTOR ACKNOWLEDGES THAT IT WAS AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH ANY ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR”

GREGORY A. FOWLER,
TRUSTEE OF THE GREGORY A. FOWLER LIVING TRUST

By:	/s/ Gregory A. Fowler